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                                                                   EXHIBIT 10.11

                                 LOAN AGREEMENT

This Loan Agreement is dated as of the 14th day of March, 2003

BETWEEN

                           Prime Battery Products Limited
                           A company incorporated under the laws of the Province of Ontario (hereinafter called "Prime")
                                                     OF THE FIRST PART

And

                           3686469 Canada Inc.
                           A company incorporated under the laws of Canada (hereinafter called "3686469")
                                                     OF THE SECOND PART

And

                           Elliot and Andrews Studios Inc.
                           A company incorporated under the laws of the Province of Ontario (hereinafter called "Elliot")
                                                     OF THE THIRD PART

                  WHEREAS 3686469 and Elliot have agreed to extend the term of the $400,000 loan (agreed to on January 23, 2003) for a period of one month and increase the loan by up to an additional $250,000.000 to Prime to finance Prime's business operations;

                  AND WHEREAS the parties have agreed to enter into this Agreement for the purpose of setting forth, inter alia, the manner in which their loans to Prime shall be repaid.

                  NOW THEREFORE in consideration of the mutual covenants and agreement hereinafter contained and other good and valuable consideration (the receipt and adequacy of this consideration are acknowledged by each of the parties), the parties agree as follows:

1.       The parties acknowledge the validity of the above mentioned recitals.

2. 3686469 and Elliot have agreed to forthwith lend Prime up to the sum of $650,000.00 (hereinafter referred to in total as the "Borrowed Funds").

3. Prime agrees to use the Borrowed Funds for the purpose of purchasing inventory.

4. Prime does hereby agree to grant to 3686469 and Elliot a first lien against its inventory and accounts receivables as security for the repayment of the Borrowed Funds.

5. As consideration for the Borrowed Funds, Prime agrees to pay to 3686469 and Elliot as a one-time fee the combined sum of twelve thousand, five hundred dollars ($12,500) CDN. It will also continue to pay the formerly agreed upon 1.5% interest per month on the average daily amount outstanding during the previous 30 days. Any interest not so paid shall constitute am advance under the credit.

6. Prime shall repay the Borrowed Funds upon demand and shall have the right to pay the principal balance owing together with accrued interest at any time.

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7.       If the Borrowed Funds are not paid in full by May 23rd and an extension has not been granted by the lenders, Prime shall pay the lenders a late fee of one thousand dollars ($1,000) CDN per week or part thereof. Any late fees not paid within 7 days of being incurred shall constitute an advance under the credit. .

8. Prime agrees to grant to 3686469 and Elliot an assignment of whatever assets they may request in order to secure their loans and/or a first lien against the assets secured by a security agreement under the Personal Property Security Act.

9. The parties agree to arbitrate any disagreement arising out of or relating to this Agreement. All such disagreements shall be submitted to the arbitration of one person acceptable to the parties hereto.

10. The parties agree to execute, deliver or cause to be done, executed and delivered, all such further acts, documents and things in connection with this Agreement to give effect to this Agreement.

11. The Agreement will ensure to the benefit of and be binding upon the parties to it and their respective heirs, trustees, successors and assigns.

12. This Agreement may be executed by any party by facsimile and if so executed shall be legal, valid and binding on any party executing in such manner.

13. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute on and the same instrument.


                  IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day first above written.




3686469 Canada Inc.                              Prime Battery Products Limited


Per:____________________                         Per:___________________________
President: Stuart Green                          Chairman and CEO: John Simmonds



Elliot and Andrews Studios Inc.


Per:____________________
President: Howard Pearl


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